Exhibit 99.2

EMPLOYMENT AGREEMENT

AGREEMENT ("Agreement") made this 6th day of June, 2008, by and between Positron Corporation (the "Company") and John Zehner ("Employee").

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee agree as follows:

1.             Employment/Duties:  The Company hereby agrees to continue to employ Employee, and Employee hereby agrees to continue to serve, subject to the provisions of this Agreement, as President of the Pharmaceutical Division or Subsidiary of the Company.  Employee shall continue to perform such duties and responsibilities as are from time to time assigned to Employee by the President of Positron and shall continue to report directly to the President.  Such duties and responsibilities shall be substantially the same as Employee currently performs and will continue to include full authority (i) to shape and implement the strategic business plan of the Company; (ii) to direct the development and monitoring of operating goals and objectives; (iii) to oversee financial operations and (iv) to provide leadership, direction and administration of all aspects of Company activities, in all cases subject to the supervision and authority of the Company's Board of Directors.  Employee agrees to continue to devote sufficient attention and energies to the performance of the duties assigned to him hereunder, and to perform such duties faithfully and to the best of his abilities and subject to such laws, rules, regulations and policies from time to time applicable to the Company's employees to the best of his knowledge.  Without limiting the generality of the foregoing,  Employee shall continue to perform the duties associated with the position of Division or Subsidiary President.

Upon consultation with the Board of Directors of the Company, Employee may serve on committees of corporate, civic or charitable organizations so long as such activities do not interfere materially with the performance of his duties and responsibilities hereunder. Additionally, Employee shall be permitted to act and serve as an officer, director, general partner, equity owner, or other principal or fiduciary of other entities or ventures, whether related or unrelated to the Company, provided such activities are not in direct competition with the Company and do not interfere materially with the performance of his duties and responsibilities hereunder.

Company shall continue to provide suitable office space in the Indianapolis area and equipment, and mutually agreeable office personnel, including without limitation, personal secretarial and other assistance, at the Indianapolis area office(s) of the Company, to enable Employee to perform his duties hereunder.

2.             Term:  The term of this Agreement shall be for a period of three (3) years commencing on June 1, 2008 (“Effective Date”) and ending on May 31, 2011 (the "Initial Term"), unless terminated sooner pursuant to Section 7 of this Agreement.  Thereafter the Agreement is subject to automatic renewals of two (2) successive one year periods (each a "Renewal Term" and collectively with the Initial Term, the "Term") unless Employee or Company notifies the other in writing of its election not to renew, such notice to be provided not less than ninety (90) days prior to the end of the Initial Term or the end of any Renewal Term.

3.             Compensation:

(a)           Base Compensation:  For the services to be rendered by the Employee under this Agreement the Company shall pay Employee a base salary ("Base Compensation") of One Hundred Thousand Dollars ($100,000.00) on a pro-rated basis according to the Company's payroll schedule  and subject to applicable withholdings and other payroll deductions.  The Company's Board of Directors will in good faith review Employee's performance and Base Compensation every twelve (12) months.  The Base Compensation may be increased (but not decreased) from time to time upon review by and within the sole and absolute discretion of the Board of Directors of the Company.  The Compensation Committee of Company will review the compensation will look increase the Base Compensation to One Hundred Fifty Thousand Dollars ($150,000) as of January 1, 2009 in the event Company has received funding.

(b)           Other Benefits.  Subject to the terms of the plans, Employee shall continue to receive those benefits or rights as Employee currently enjoys, and shall be entitled to receive such other benefits or rights as may be provided under any employee benefit plans provided by the Company to its executives that are now or hereafter adopted, including participation in life, medical, disability and dental insurance plans, vacation and sick leave, expense reimbursement and long-term incentive plans.  Notwithstanding anything to the contrary set forth in this Agreement, any restricted stock awards, stock options or other equity incentives of the Company (including, without limitation, those outstanding at the time of termination of employment with the Company) shall be subject to the terms set forth in such long-term incentive plans, as such plan may be in effect from time to time, and in any restricted stock award, stock option or other agreements (including, without limitation, those provisions relating to vesting, exercisability, forefeitability), as may be entered into between Employee and the Company pursuant to such long-term incentive plans.  Employee shall continue to be entitled to such paid holidays as are provided to the Company's employees generally.

(c)           Compensation in Event of Disability.  In the event Employee is not able to perform his duties as a result of personal injury, disability or illness, Employee shall be eligible to receive as a disability wage continuation payment from Company the percentage of Employee's Base Compensation then in effect in accordance with the following schedule:  100% thereof for the first three months of disability; 75% thereof for the next three months of disability; 50% thereof for the next three months of disability; and 25% thereof for the next three months of disability.

In the event of such disability, there shall be offset against Employee's Disability Compensation (i) the proceeds of any disability insurance which the Company may provide, (ii) the proceeds of any disability insurance received as New York State Disability insurance benefits; and (iii) Social Security Disability Benefits.

For the purposes of this Agreement, Employee shall be deemed to be "Disabled" or have a "Disability" if, because of Employee's personal injury, disability or illness, he has been substantially unable to perform his duties hereunder for sixty (60) days in any one hundred eighty (180) day period.  Employee shall be considered to have been substantially unable to perform his duties hereunder only if he is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodations by the Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause the Company undue hardship.

The determination as to whether and when the Employee has suffered a personal injury, disability or illness so as to bring into effect the provisions of Section 3(c) or Section 7(d) of this Agreement shall be made by a physician mutually agreed upon by the Company and the Employee.  Should they be unable to agree on a physician, the Company and the Employee shall each designate a physician specializing in the area of Employee's disability who together shall designate a third physician similarly qualified.  The three physicians then shall make the determination regarding the Employee's condition with the opinion of the majority final and binding on the parties.

When the disabled Employee returns to work after exhausting his disability benefits hereunder, he shall not again be entitled to the full disability benefits provided for in this Section 3(c) unless and until he has returned to work for a period of at least two (2) consecutive years. Notwithstanding the foregoing, if the disabled Employee again becomes disabled after he has returned to work for a period of at least twelve (12) consecutive months, he shall be entitled to receive additional Disability Compensation at a reduced level of benefits in accordance with the following schedule:  50% of Employee's Base Compensation then in effect for the first three months of the second period of disability; 25% thereof for the next three months of disability; and 12½% thereof for the next three months of disability.

In the event the disabled Employee returns to work without having exhausted his disability benefits hereunder, and again becomes disabled within twelve (12) months after returning to work, Employee shall be entitled to receive his remaining, unused disability benefits hereunder during the second period of disability.  Thereafter, he shall not again be entitled to the full disability benefits provided for in this Section 3(c) unless and until he has returned to work for a period of at least two (2) consecutive years.

4.             Vacation:  Employee shall be entitled to receive three (3) weeks paid vacation time in year the first year of this Agreement, and three (3) weeks paid vacation per year for each year of employment under this Agreement.  Any vacation time which remains unused at the end of a year of employment may be carried over to a succeeding year.  Upon expiration or termination of this Agreement, Employee shall receive a cash payment in lieu of the unused vacation time.

5.             Business Expenses:  The Company will reimburse or advance Employee promptly (but not later than thirty (30) days after submittal of appropriate vouchers or receipts) for his reasonable and documented out-of-pocket business expenses for travel, meals and similar items incurred in connection with the performance of Employee's duties (“Business Expenses”), and which are consistent with the Company's general policies in effect regarding the reimbursement of Business Expenses as the Company may from time to time establish.  All payments for reimbursement of such expenses shall be made to the Employee only upon the presentation to the Company of appropriate vouchers or receipts.  All outstanding Employee requests for reimbursement of Business Expenses shall be paid in full not later than the date of execution of this Agreement.

6.             Confidentiality, Non-Competition:  See Stock Purchase Agreement.

7.             Termination:

(a)           Termination of Employment With Cause:  In addition to any other remedies available to the Company at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to Employee, to terminate his employment hereunder without any further liability or obligation to him in respect of his employment (other than its obligation to pay Base Compensation, Bonus and vacation time accrued but unpaid as of the date of termination and reimbursement of expenses incurred prior to the date of termination in accordance with Section 3 and 5 above)  if Employee:  (i) breaches any material provision of this Agreement; or (ii) has committed an act of gross misconduct in connection with the performance of his duties hereunder, as reasonably determined in good faith by the Board of Directors of the Company; or (iii) demonstrates habitual negligence in the performance of his duties, as reasonably determined by the Board of Directors of the Company; or (iv) is convicted of or pleads nolo contendere to any felony; or (v) is convicted of or pleads nolo contendere to any misdemeanor involving moral turpitude and the conduct underlying such misdemeanor has materially adverse or detrimental effect on the Company, its reputation, or its business, as reasonably determined by the Board of Directors of the Company; or (vi) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder (a "Termination With Cause").

Notwithstanding the foregoing, no purported Termination With Cause pursuant to (i), (ii) or (iii) of this Section 7(a) shall be effective unless all of the following provisions shall have been complied with:  (x) Employee shall be given written notice by the Board of Directors of the Company of the intention to effect a Termination With Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed Termination With Cause is based; and (y) Employee shall have ten (10) business days after receiving such notice in which to cure such grounds, to the extent such cure is possible, as determined in the sole reasonable discretion of the Board of Directors of the Company.

(b)           Termination of Employment Without Cause:  Not applicable.

(c)           Termination of Employment With Good Reason:  In addition to any other remedies available to Employee at law, in equity or as set forth in this Agreement, Employee shall have the right during the Term, upon written notice to the Company, to terminate his employment hereunder upon the occurrence of any of the following events without the prior written consent of Employer:  (a) a reduction in Employee's then current Base Compensation; or (b) a breach by the Company of any material provision of this Agreement (a "Termination With Good Reason").

Notwithstanding the foregoing, no purported Termination With Good Reason pursuant to this Section 7(c) shall be effective unless all of the following provisions shall have been complied with:    (i) the Company shall be given written notice by Employee of the intention to effect a Termination With Good Reason, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed Termination With Good Reason is based and to be given no later than ninety (90) days after Employee first learns of such circumstances; and (ii) the Company shall have fifteen (15) days after receiving such notice in which to cure such grounds, to the extent such cure is possible.

In the event that a Termination With Good Reason occurs, then, subject to Section 7(f) below, Employee shall have the same entitlement to the amounts and benefits over the term of this Agreement as if there had been no occurrence which had triggered the Termination of this Agreement With Good Reason.

Employee acknowledges that the payments and benefits referred to in both Section 3 and  this Section 7, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Employee's employment under this Section 7(c), constitute the only payments which Employee shall be entitled to receive from the Company hereunder in the event of any termination of his employment pursuant to this Section 7(c), and the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment

(d)           Death; Disability:  In the event that Employee dies or becomes Disabled (as defined herein) during the Term, Employee's employment shall terminate when such death or Disability occurs and the Company shall pay Employee (or his legal representative, as the case may be) as follows:

(i)	any Base Compensation, Bonus and vacation time accrued but unpaid as of the date of death or termination for Disability;

(ii)	any reimbursement for expenses incurred in accordance with Sections 3 and 5;

(iii)
any portion of stock options that has become vested on or before the date of such termination shall be exercisable in accordance with the terms of the applicable plan, and all unvested shares shall terminate; and

(iv)
an amount equal to Employee's monthly base Compensation in effect on such termination date for six (6) months, payable as and when such amounts would have been due and payable hereunder had such termination not occurred.

Notwithstanding the foregoing, to the extent and for the period required by any state or federal family and medical leave law, upon Employee's request (i) he shall be considered to be on unpaid leave of absence and not terminated, (ii) his group health benefits shall remain in full force and effect, and (iii) if Employee recovers from any such Disability, at that time, to the extent required by any state or federal family and medical leave law, upon Employee's request, he shall be restored to his position hereunder or to an equivalent position, as the Company may reasonably determine, and the Term of Employee's employment hereunder shall be reinstated effective upon such restoration.  The Term shall not be extended by reason of such intervening leave of absence or termination, nor shall any compensation or benefits accrue in excess of those required by law during such intervening leave of absence or termination.  Upon the expiration of any such rights, unless Employee has been restored to a position with the Company, he shall thereupon be considered terminated.

Employee acknowledges that the payments referred to in both Sections 3 and 5 and this Section 7(d) together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Employee's employment under this Section 7(d), constitute the only payments which Employee (or his legal representative, as the case may be) shall be entitled to receive from the Company hereunder in the event of a termination of his employment for death or Disability, and the Company shall have no further liability or obligation to him (or his legal representatives, as the case may be) hereunder or otherwise in respect of his employment.

(e)           No Mitigation by Employee.  Except as otherwise expressly provided herein, Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by Employee as the result of employment by another employer.

(f)           Severance Agreement and Release.  In the event that Employee incurs a termination of employment pursuant to a Termination With Good Reason (as defined in Section 7(c) above), payment by the Company of the amounts described in said sections shall be subject to the execution by Employee of the Company's standard severance agreement and release (the "Release"), a copy of which is attached hereto as Exhibit "A" and made a part hereof.

Employee shall have a period of thirty (30) days after the effective date of termination of this Agreement (the "Consideration Period") in which to execute and return the original, signed Release to the Company.  If Employee delivers the original, signed Release to the Company prior to the expiration of the Consideration Period, then the Severance Period shall be deemed to have commenced as of the first day of the Consideration Period and Employee shall be entitled to the amounts and benefits set forth in Section 7(b) or 7(c), as the case may be.

If Employee does not deliver the original, signed Release to the Company prior to the expiration of the Consideration Period, then:

(i)
the Company shall pay Employee an amount equal to the sum of (i) any Base Compensation, Bonus and vacation time accrued but unpaid as of the date of termination, plus (ii) any reimbursement for expenses incurred in accordance with Sections 3 and 5;

(ii)	the Company shall have no obligation to (i) pay to Employee the Severance Payment (as that term is defined in Section 7(b)(ii) above; and

(iii)
any portion of stock options that has become vested on or before the date of such termination shall be exercisable in accordance with the terms of the applicable plan, and all unvested shares shall terminate.

8.             Ownership of Company Property:  See Stock Purchase Agreement.

9.            Intellectual Property Rights: The Company shall be the owner of all inventions, improvements, designs, methods, plans, computer programs, products, services and other materials (collectively, “Developments”) created by Employee under this Agreement or in which Employee assisted in the creation for the benefit of the Company during the course of employment with the Company under this Agreement.  All intellectual property rights in such Developments of the Company, including all patents, trademarks, copyrights, trade secrets and industrial designs, shall be the exclusive property of the Company.  In the event that Employee acquires any rights or interests in such Developments of the Company as a result of his work under this Agreement, Employee agrees to assign and by executing this Agreement does assign all such rights and interests to the Company.  The Company shall have the exclusive rights to obtain copyright registrations, letters patent, industrial designs, trademark registrations or any other protection in respect of the work products and the intellectual property rights in the Company’s Developments anywhere in the world.  At the expense and request of the Company, Employee shall both during and after his employment with the Company, execute all documents and do all other acts necessary in order to enable the Company to protect its rights in the Company’s Developments; provided, however, that Employee shall be entitled to reasonable compensation if he provides such assistance after the term if this Agreement is ended.

10.           Return of Company Property:  Employee agrees that following the termination of his employment for any reason, he shall return all property of the Company, its subsidiaries, affiliates and any divisions thereof he may have managed which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any automobile or other materials or equipment supplied by the Company to Employee.

11.           Each Party, the Drafter:  This Agreement and the provisions contained in it shall not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

12.           Waiver:  The failure of either party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same.  Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default

13.           Severability:  In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.  Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

14.           Entire Agreement:  The provisions contained herein (including any schedules, exhibits and documents delivered herewith or attached hereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

15.           Independent Counsel:  Employee and the Company each acknowledge that each of them has had the opportunity to seek independent legal counsel in connection with entering into this Agreement, and has either done so or has voluntarily chosen not to.

16.           Notices:  Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company:	Positron Corporation
1304 Langham Creek Dr. #300
Houston, TX 77084

If to Employee:	John Zehner
8262 Bowline Court
Indianapolis, IN 46236

Or at such other address as shall be indicated to either party in writing.  Notice of change of address shall be effective only upon receipt.

17.           Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law rules.

18.           Descriptive Headings:  The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19.           Counterparts:  This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

POSITRON CORPORATION

By:
	Joseph Oliverio	John Zehner
President / Director

SEVERANCE AGREEMENT AND RELEASE

Employee hereby agrees to end his relationship with Positron Corporation (the "Company") on the following basis:

1.   In reliance on such representations and releases in this Agreement, Employee's relationship with the Company will end effective ________, _____ and he will be paid the amounts set forth in Section 7 of his Employment Agreement dated May ___, 2008.

2.  Employee represents that he is signing this Agreement voluntarily and with a full understanding of and agreement with its terms, for the purpose of receiving additional pay and benefits from the Company beyond that provided by normal Company policy.

3.  Employee agrees that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Agreement, and hereby expressly waives any claim to any compensation, benefit, or payment which is not expressly referenced in this Agreement.

4.  In consideration of this Agreement, Employee agrees to forever waive, release and discharge the Company, and each of its affiliated or related entities, organizations, corporations, shareholders, owners, directors, officers, employees, representatives, agents, attorneys, successors and assigns (collectively, "Released Parties") from any and all known and/or unknown claims, complaints, actions, grievances, controversies, disputes, suits, charges of discrimination or harassment, contracts or agreements of any nature whatsoever which you ever had, now have or may claim to have as of the moment you sign this Agreement, including but not limited to (a) any claim arising out of your relationship with the Company or the cessation of that relationship, (b) any claims for violations of the Texas Labor Code, claims for additional compensation, wages, salary, commissions, bonuses, expenses or benefits of any kind, or any additional claims with the Division of Labor Standards Enforcement, (c) any common law actions or torts, and/or (d) any federal, state or governmental constitution, statute, regulation or ordinance, including but not limited to, Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act.  You are not waiving rights to claims that may arise after you enter into this Agreement.

5.  In exchange for the additional pay and benefits provided in Paragraph 1, Employee agrees to refrain from making any disparaging or unfavorable comments, in writing or orally, about the Company, including but not limited to press releases, communication with employees, vendors, customers, professional references, and others.

6.  This Release shall be governed by the substantive law of the State of Texas.  In the event of any dispute concerning the validity, interpretation, enforcement or breach of this Release or in any way related to Employee's employment or termination of employment, the dispute shall be resolved by arbitration within the County of Houston, Texas, in accordance with the then existing rules for employment arbitration of the American Arbitration Association, and judgment upon any arbitration award may be entered by any state or federal court having jurisdiction thereof.  The Arbitrator's decision in any such arbitration shall be final and binding on the parties.  Employee intends that this arbitration provision to be valid, enforceable, irrevocable and construed as broadly as possible.  The prevailing party in such arbitration shall recover its reasonable costs and attorneys' fees.

7.  Employee will have twenty-one (21) days to consider this Agreement, although he may sign it sooner than that if Employee so desires.  Employee may also retain the right to revoke the Agreement at any time during the seven (7) day period following execution of the Agreement.  The Agreement will not become effective or enforceable until such seven (7) day period has expired ("Effective Date").

8.  Employee agrees that the terms of this Agreement are confidential and he will not disclose to any other person any information contained herein with the exception of his tax and legal advisors and his immediate family. Employee acknowledges that he continues to be bound by the terms of confidentiality, non-competition and non-solicitation as stated in Section 6 of the Employment Agreement with the Company dated May ___, 2008.

9.  By signing below Employee acknowledges that (i) he has carefully read and considered the matters set forth in this Agreement, (ii) understands the terms of this Agreement, (iii) has had a sufficient opportunity to review this Agreement, and (iv) is signing this Agreement voluntarily for the purpose of receiving additional compensation beyond that provided by normal Company policy.

10. Nothing contained in this Agreement or the fact that Employee has signed this Agreement shall be considered an admission of any liability whatsoever.

I HAVE READ THIS RELEASE THOROUGHLY, UNDERSTAND ITS TERMS AND HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.  I UNDERSTAND THAT THIS RELEASE IS A LEGAL DOCUMENT AND WILL HAVE LEGAL CONSEQUENCES.

I AGREE TO THE ABOVE:

(Employee Signature)

(Print Name)

(Date)